SUB-ITEM 77 Q.1:
Exhibits


Exhibit UU
to the
Investment Advisory
Contract

Federated Institutional
Prime 60-Day Max
Money Market Fund

	For all services
rendered by Adviser
hereunder, the Trust
shall pay to Adviser
and Adviser agrees to
accept as full
compensation for all
services rendered
hereunder, an annual
gross investment
advisory fee equal to
0.20% of the average
daily net assets of the
Fund.

	The portion of
the fee based upon the
average daily net assets
of the Fund shall be
accrued daily at the rate
of 1/365th of 0.20 of
1% applied to the daily
net assets of the Fund.

	The advisory
fee so accrued shall be
paid to Adviser daily.

	Witness the due
execution hereof this
1st day of April, 2016.

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